UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Amended and Restated Employment Agreement – Richard G. Thornberry, Chief Executive Officer

Amended and Restated Employment Agreement

On August 9, 2023, Radian Group Inc. (the “Company”) and Mr. Thornberry entered into an Amended and Restated Employment Agreement (the “2023 Employment Agreement”) effective as of July 1, 2023 (the “Effective Date”) pursuant to which Mr. Thornberry will continue to serve as the Company’s Chief Executive Officer through December 31, 2026, unless earlier terminated (the “Term”). The 2023 Employment Agreement amends and restates the Employment Agreement between the Company and Mr. Thornberry entered into as of November 19, 2019 and amended as of March 26, 2021 (the “Prior Agreement”).

The primary terms of the 2023 Employment Agreement (as further described below) are generally consistent with the terms of the Prior Agreement, except as follows:

•

As of the Effective Date, Mr. Thornberry’s base salary will be $1,000,000 and his 2023 STI Target and 2023 LTI Target (each as defined below) will be $2,000,000 and $6,000,000, respectively. During the Term, Mr. Thornberry’s base salary will not be less than $1,000,000 and his total target compensation (comprised of annual base salary, target award under the Radian Group Inc. STI Incentive Plan for Executive Employees (the “STI Plan”) and target long-term incentive (“LTI”) award) will not be less than $9,000,000;

•

In addition to the compensation discussed above, concurrently with the execution of the agreement, Mr. Thornberry was entitled to a one-time special outperformance award of performance-based restricted stock units (“PSUs”), as further described below (the “One-Time Outperformance Award”);

•

In the event of Mr. Thornberry’s termination without “Cause” or resignation for “Good Reason” (each as defined in the 2023 Employment Agreement), his outstanding equity awards will vest as if he had met the requirements for retirement under the applicable grant agreements, other than the One-Time Outperformance Award which is not subject to vesting on retirement and otherwise will be treated in accordance with its terms, as described below; and

Set forth below is a description of the 2023 Employment Agreement, which is qualified in its entirety by reference to the full text of the 2023 Employment Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Pursuant to the 2023 Employment Agreement, Mr. Thornberry will receive the following compensation: (1) an annual base salary of $1,000,000 (which will be reviewed annually and may be increased, but not decreased, during the Term); (2) eligibility to earn an incentive award under the STI Plan (including any successor plan) in each fiscal year of the Term, with his target award for the STI Plan for 2023 equal to $2,000,000 (the “2023 STI Target”); and (3) eligibility to receive long-term equity incentive awards in each fiscal year of the Term under the Company’s LTI program in amounts and on terms established by independent directors of the Board, with his target award for 2023 LTI (“2023 LTI Target”) set at $6,000,000. The 2023 Employment Agreement also provides that for each full fiscal year of the Term, Mr. Thornberry’s total target compensation (comprised of annual base salary, target award under the STI Plan and target LTI awards) will not be less than $9,000,000, with his STI target and LTI target in each year to be established by the independent directors of the Board in accordance with the Company’s process for setting executive compensation (for information on the Company’s process, see the Company’s Compensation Discussion and Analysis Section of the Company’s previously filed proxy statement for the May 17, 2023 annual stockholders’ meeting).

Pursuant to the 2023 Employment Agreement, Mr. Thornberry will receive the following severance benefits, in each case payable in accordance with the terms of the 2023 Employment Agreement, if his employment is terminated without “Cause” or if he terminates employment for “Good Reason” (each as defined in the 2023 Employment Agreement) and he executes and does not revoke a written release of any claims against the Company:

(1)	two times his base salary;

(2)

an amount equal to two times the greater of (a) his target incentive award under the STI Plan for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) or (b) the 2023 STI Target;

(3)

a prorated target incentive award under the STI Plan equal to a pro rata portion of the greater of (i) his target incentive award for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) or (ii) the 2023 STI Target (the “Pro Rata STI);

(4)

The monthly cost of continued medical coverage at or below the level of coverage in effect on the date of termination until the earlier of: (x) 18 months after the termination date; (y) the date on which Mr. Thornberry becomes eligible to elect medical coverage under Social Security Medicare or otherwise ceases to be eligible for continued coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); or (z) the date he is eligible to elect medical coverage under a plan maintained by a successor employer. During any period of continued medical coverage, the Company has agreed to pay the monthly COBRA premiums for such continued health coverage, less an amount equal to the active employee premium charge paid by Mr. Thornberry for such coverage under the Company’s health plan immediately prior to the date of termination;

(5)

vesting of any outstanding equity grants, including restricted stock units, performance units and stock options, as if Mr. Thornberry had met the requirements for retirement under the applicable grant agreements, other than the One-Time Grant, which will not be subject to vesting on retirement and will be treated in accordance with its terms outlined below;

(6)	vesting of any retirement benefits under the Company’s Benefit Restoration Plan; and

(7)	the Accrued Obligations (as defined in the 2023 Employment Agreement).

If the 2023 Employment Agreement is terminated pursuant to its terms on December 31, 2026, Mr. Thornberry will not receive or be entitled to the severance benefits described above. However, if Mr. Thornberry’s employment is terminated for any reason other than “Cause” on or after December 31, 2026, he will remain eligible to receive any unpaid incentive award under the STI Plan for the 2026 year, based on his performance for 2026 and payable at the time that STI awards are paid to other executive officers.

The 2023 Employment Agreement does not include any tax gross up for excise taxes. If an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, is triggered by any payments upon a change of control, the aggregate present value of the payments to be made under the 2023 Employment Agreement will be reduced to an amount that does not cause any amounts to be subject to this excise tax so long as the net amount of the reduced payments, on an after-tax basis, is greater than or equal to the net amount of the payments without such reduction, but taking into consideration this excise tax.

The compensation payable to Mr. Thornberry under the 2023 Employment Agreement is subject to the Company’s written policies, including the Code of Conduct and Ethics (the “Code of Conduct”), Incentive Compensation Recoupment Policy, and stock ownership guidelines, as currently in place or as may be amended by the Board. The 2023 Employment Agreement further provides that Mr. Thornberry will comply with the Restrictive Covenants Agreement (described below) and other written restrictive covenant agreements with the Company.

Restrictive Covenants Agreement

In the 2023 Employment Agreement, Mr. Thornberry agrees to comply with the restrictive covenants and agreements set forth in the Restrictive Covenants Agreement, dated as of February 8, 2017, between Mr. Thornberry and the Company (the “RCA”) as well as all other written restrictive covenants and agreements he has entered into with the Company. As further described in the RCA, Mr. Thornberry has agreed that for 18 months following termination of his employment for any reason (the “Restriction Period”) he will not compete with the Company. In addition, during the Restriction Period, he has agreed to restrictions on hiring and soliciting the Company’s employees and on soliciting the Company’s customers. The foregoing description of the RCA is qualified in its entirety by reference to the full text of the RCA, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 7, 2017 and filed with the Securities and Exchange Commission on February 13, 2017.

One-Time Outperformance Award - Grant of Performance-Based Stock Units

As provided in the 2023 Employment Agreement, on August 9, 2023 , the Company granted Mr. Thornberry the One-Time Outperformance Award to incent Mr. Thornberry to successfully drive outperformance in the Company’s growth in book value per share and relative total stockholder returns (“TSR”), in each case over a performance period from July 1, 2023 through December 31, 2026 (the “Performance Period”). The following summary of the One-Time Outperformance Award is not a complete description of all of the terms and conditions of the PSUs, and is qualified in its entirety by reference to the full text of the grant agreement for the One-Time Outperformance Award (the “Grant Agreement”), a copy of which is filed as Exhibit 10.3 and is incorporated by reference in this Current Report on Form 8-K. Please refer to the Grant Agreement for a definition of capitalized terms referenced in the summary below that are not otherwise defined below.

Mr. Thornberry was granted a target award of 350,000 PSUs (the “Target Award”) that will vest on December 31, 2026, subject to the attainment of specified performance goals as described below, as well as certain conditions described below under “Termination of Employment Events.” Upon vesting, each vested PSU will be payable in one share of the Company’s common stock.

On the vesting date, Mr. Thornberry will become vested in a number of PSUs (from 0 to 150% of the Target Award), with performance for 50% of the PSUs (the “BV Payout Percentage”) based on the Company’s Cumulative Growth in Book Value per Share over the Performance Period and vesting of the remaining 50% of the PSUs (the “TSR Payout Percentage”) based on the Company Absolute TSR as compared to the Average Peer Group TSR over the Performance Period, in each case calculated against the following reference points:

Cumulative Growth in Book Value per Share	BV Payout Percentage
≤ 30%	0%
60%	100%
≥ 90%	150%

Relative Cumulative TSR	TSR Payout Percentage
Company Absolute TSR ≤ Average Peer Group TSR	0%
Company Absolute TSR = Average Peer Group TSR + 10%	100%
Company Absolute TSR ≥ Average Peer Group TSR + 20%	150%

If the Company’s performance on either of the above performance metrics falls between two referenced percentages, the applicable payout percentage will be subject to straight-line interpolation. In no event shall the maximum number of PSUs that may be payable exceed 150% of the Target Award. The actual number of PSUs that vest with respect to the One-Time Outperformance Award (the “Final Payout Percentage”) shall be determined by multiplying 50% of the number of PSUs subject to the Target Award by the BV Payout Percentage and adding that product to the product of 50% of the number of PSUs subject to the Target Award by the TSR Payout Percentage; provided, however, that no portion of the PSUs shall vest if the Company’s Absolute TSR is negative over the Performance Period or in the case of a Change of Control, over the period ending as of the end of the fiscal quarter immediately preceding the fiscal quarter in which the Change of Control occurs or the date of the Change of Control if the Change of Control occurs on the last day of a fiscal quarter.

The treatment of the One-Time Outperformance Award upon the occurrence of certain employment termination events is described under “Termination of Employment Events” below. The One-Time Outperformance Award provides for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company before the end of the Performance Period, absent an Involuntary Termination, the PSUs will become vested on the vesting date at the CoC Performance Level.

In general, the One-Time Outperformance Award provides that upon the declaration and payment by the Company of a cash dividend on its common stock, Mr. Thornberry will be entitled to receive a cash amount equal to the per-share cash dividend paid by the Company (a “Dividend Equivalent”), multiplied by the total number of PSUs, with the number of PSUs initially measured at the Target Award and adjusted at vesting based on performance under the award. Any Dividend Equivalents credited to the PSUs are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award.

Dividend Equivalents will accrue on unvested PSUs in a non-interest bearing book account and will not be paid prior to vesting of the PSUs. Unless the PSUs are otherwise deferred under the Company’s deferred compensation plan for executives, such Dividend Equivalents, as adjusted to take into account achievement of the applicable performance goals with respect to the PSUs, will be paid when the PSUs vest. If and to the extent that the underlying PSUs are forfeited, all related Dividend Equivalents will be forfeited.

The PSUs include a provision that prohibits Mr. Thornberry from competing with the Company and from soliciting the Company’s employees or customers for a period of 18 months following termination of the Executive’s employment for any reason, as set forth in the 2023 Employment Agreement.

Termination of Employment Events

Generally, the One-Time Outperformance Award would be treated as follows if the Executive’s employment is terminated for the following reasons:

Termination Event	PSUs
Voluntary Termination	All unvested PSUs are forfeited

Involuntary Termination* (No Change of Control)

Except as set forth below, the target number of PSUs will be prorated for the number of months served between July 1, 2023 and date of termination, with vesting occurring at the end of the Performance Period based on performance against the performance metrics

•   If terminated within six months of the grant date, the PSUs will be forfeited

•   If terminated during the six-months prior to the original vesting date, the PSUs will not be prorated

Involuntary Termination* Occurring 90 Days Before or One Year After Change of Control	Accelerate vesting of PSUs as of the termination date (or, if later, on the date of the Change of Control) at the CoC Performance Level

Death / Disability	Accelerate vesting of the PSUs as of the date of death or disability equal to the Target Award level, or if a change of control has occurred, at the CoC Performance Level.

*Involuntary	Termination is defined in the Grant Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1+	Amended and Restated Employment Agreement, dated as of August 9, 2023, between Radian Group Inc. and Richard G. Thornberry

10.2+	Restrictive Covenants Agreement, dated as of February 8, 2017, between Radian Group Inc. and Richard G. Thornberry (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (file no. 1-11356) dated February 7, 2017 and filed February 13, 2017).

10.3+	One-Time Special Performance-Based Restricted Stock Unit Grant of Special Performance-Based Restricted Stock Units made as of August 9, 2023, by Radian Group Inc. to Richard G. Thornberry

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract, compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: August 11, 2023

	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary